                                                       Exhibit 3.2(a) and 4.2(a)

                                       O'SULLIVAN INDUSTRIES HOLDINGS, INC.
                                               Amendment to By-Laws
                                                   May 14, 2004

         RESOLVED, that pursuant to Article VIII of the By-Laws of the Corporation, such By-Laws are hereby amended by deleting Section 12 of Article II thereof.